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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 7, 2002



                           Arlington Hospitality, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                           0-15291                       36-3312434
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(State of other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                   Number)




2355 South Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (847) 228-5400

                                      N/A
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     Arlington Hospitality, Inc. has announced that it has entered into a series of agreements with its outgoing CEO, Michael Holtz and his affiliates. For further details concerning these agreements, reference is made to the press release, attached hereto as Exhibit 99.1, and the agreements referred to therein, which also are attached as exhibits hereto.


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ITEM 7. EXHIBITS

99.  ADDITIONAL EXHIBITS.

     1.   Press Release dated November 7, 2002.

     2. Omnibus Agreement between Arlington Hospitality, Inc. and Michael P. Holtz dated as of November 7, 2002.

     3. Agreement of Sale between AP Properties of Mississippi, Inc. and MPH Investments of Mississippi, Inc. dated as of November 7, 2002.

     4. Agreement of Sale between Freeport, IL 889 L.L.C. and MPH Investments of Illinois, Inc. dated as of November 7, 2002.

     5. Indemnification Agreement by and among Michael P. Holtz, MPH Investments of Mississippi, Inc., MPH Investments of Illinois, Inc., AP Properties of Mississippi, Inc., Freeport, IL 899 L.L.C. and Arlington Hospitality, Inc. dated as of _________ __, 200_.

     6. Contingent Purchase Price Participation Agreement by and among MPH Investment of Mississippi, Inc., AP Properties of Mississippi, Inc., MPH Investments of Illinois, Inc. and Freeport, IL 899 L.L.C. dated as of _________ __, 200_.

     7. Mutual Release between Michael P. Holtz and Arlington Hospitality, Inc. dated as of ________ __, 200_.

     8. Assignment and Assumption of Ground Lease between AP Properties of Mississippi, Inc. and MPH Investments of Mississippi, Inc. dated as of __________ __, 200_.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  November 8, 2002

                                   Arlington Hospitality, Inc.
                                   (Registrant)

                                   By:  /s/ James B. Dale
                                      -----------------------------------------
                                   Title: Senior Vice President and
                                          Chief Executive Officer


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